SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     --------------------------------------

                          NANOSIGNAL CORPORATION, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                       NEVADA                             88-0231200
        ----------------------------------             ----------------
           (State or other Jurisdiction                (I.R.S. Employer
         of Incorporation or Organization)            Identification No.)

               3960 Howard Hughes Parkway #560 Las Vegas NV 89109
            --------------------------------------------- ----------
               (Address of Principal Executive Offices) (Zip Code)


                     --------------------------------------

                              CONSULTING AGREEMENTS

                              (Full Title of Plan)

                     --------------------------------------


                         Dr Lawrence Madoff, President
                      3960 Howard Hughes Parkway Suite 560
                               Las Vegas NV 89109
--------------------------------------------------------------------------------
                     (Name and Address of agent for service)

                                  702-990-3886
          -------------------------------------------------------------
          (Telephone Number, including area code, of agent for service)

          -------------------------------------------------------------

                          COPIES OF COMMUNICATIONS TO:

                        Claudia J. Zaman Attorney At Law
                          20700 Ventura Blvd. Suite 227
                             Woodland Hills CA 91364
                              Phone: (818) 227-9494
                               Fax: (818) 227-9648

                     --------------------------------------
                         CALCULATION OF REGISTRATION FEE
                     --------------------------------------

                       PROPOSED              PROPOSED
                       MAXIMUM               MAXIMUM
                       OFFERING              AGGREGATE          AMOUNT OF
TITLE OF SECURITIES    AMOUNT TO BE          PRICE              OFFERING        REGISTRATION
TO BE REGISTERED       REGISTERED(1)         PER SHARE          PRICE           FEE
===============================================================================================
See below (1)          N/A                   N/A                N/A             N/A
===============================================================================================


(1) No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement on Form S-8 (Registration No. 333-110796). Therefore, no further registration fee is required.

                  -------------------------------------------

                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this "Amendment") is being filed pursuant to Rule 414(d) of the Securities Act of 1933, as amended (the "Securities Act"), and constitutes Amendment No. 1 to the Registration Statement No. 333-110796 (the "Registration Statement"), by NanoSignal Corporation, a Nevada corporation (the "Company"), for the purpose of de-registering 2,000,000 shares of the Company's common stock which were to have been issued to certain consultants pursuant to a Consulting Agreement by and between the Company and these entities.

                           INCORPORATION BY REFERENCE
                                       OF
                         EARLIER REGISTRATION STATEMENT

NanoSignal Corporation ( the "Company") previously registered 7,000,000 shares of common stock, par value $.001 for issuance under a consulting agreement. The registration of such shares was effected on a Form S-8 Registration Statements filed with the Securities and Exchange Commission on November 26, 2003, bearing file no. 333-110796 (the "Initial Registration Statement"). This Registration Statement, Amendment No. 1 to Form S-8 Registration Statement, is being filed for the purpose of removing these participants and de-registering and canceling the 2,000,000 shares to have been issued to them with no additional shares being registered. Accordingly, pursuant to General Instruction E of Form S-8m the contents of the Earlier Registration Statement are hereby incorporated by reference with the exception of any reference to the agreement by and between the Company and Messrs. Mulshine, Ritger, Darbee, Sakraida, and McDowell.and the 2,000,000 being de-registered hereby.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, State of Nevada, on this 26th day of February, 2004.

                          NANOSIGNAL CORPORATION, INC.

                          By: /s/ Dr. Lawrence Madoff
                              --------------------------------------
                              Dr. Lawrence Madoff, President

                          By: /s/ Annalie Galacia
                              --------------------------------------
                              Annalie Galacia, Sec, CFO

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 26th day of February, 2004.

         SIGNATURE                           TITLE
         ---------                           -----

    /s/ Dr. Rupert A.L. Perrin
    ------------------------------           Director
    Dr. Rupert A.L. Perrin

    /s/ Dr. Lawrence Madoff
    ------------------------------           Director
    Dr. Lawrence Madoff

    _________________________                Director
    Scott A. Ervin